SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report (Date of earliest event reported):
June 1, 2003

ADVOCAT INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-12996	62-1559667

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

277 Mallory Station Road, Suite 130 Franklin, Tennessee 37067

(Address of principal executive offices)

(615) 771-7575

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address,
if changed since last report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     For the purpose of informing the market, the Registrant announces the termination of the lease of Palmetto Village, a 99-bed assisted living facility in Chester, South Carolina. The lease termination agreement calls for a payment of approximately $355,000, paid $75,000 up front and the balance over a 12 month period. The monthly obligation equals the monthly rent payment under the Lease.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVOCAT INC.

By:	/s/ L. Glynn Riddle, Jr. L. Glynn Riddle, Jr. Chief Financial Officer

Date: June 3, 2003

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